UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2016

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8910 University Center Lane, Suite 700 San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 1, 2016, TRACON Pharmaceuticals, Inc. (the “Company”) entered into an At-the-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $25.0 million of its shares of common stock through Stifel, as sales agent. Sales of the Company’s common stock made pursuant to the Sales Agreement, if any, will be made on the Nasdaq Global Market under the Company’s recently filed Registration Statement on Form S-3, by means of ordinary brokers’ transactions at market prices. Additionally, under the terms of the Sales Agreement, the Company may also sell shares of its common stock through Stifel, on the Nasdaq Global Select Market or otherwise, at negotiated prices or at prices related to the prevailing market price. Under the terms of the Sales Agreement, Stifel may not engage in any proprietary trading or trading as principal for Stifel’s own account.  Stifel will use its commercially reasonable efforts to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement and the Company may not sell shares of common stock or accept an offer to buy shares of common stock pursuant to the Sales Agreement until the Registration Statement on Form S-3 is declared effective. The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the shares of common stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement as permitted therein. The Sales Agreement may be terminated by the Company or Stifel at any time upon notice to the other party. The Company is obligated to pay Stifel an aggregate sales agent commission equal to up to 2.5% of the gross proceeds of the sales price for common stock sold under the Sales Agreement. The Company has also provided Stifel with customary indemnification rights and expense reimbursements for up to $25,000 of expenses.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 99.1 to this Current Report.

This Current Report shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	At-the-Market Equity Offering Sales Agreement, dated as of February 1, 2016, by and between TRACON Pharmaceuticals, Inc. and Stifel, Nicolaus & Company, Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: February 1, 2016
	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	At-the-Market Equity Offering Sales Agreement, dated as of February 1, 2016, by and between TRACON Pharmaceuticals, Inc. and Stifel, Nicolaus & Company, Incorporated